Exhibit 99.1

Press Release

COWEN ANNOUNCES PRICING OF

$90 MILLION SENIOR NOTES OFFERING

NEW YORK, NY — June 6, 2018 — Cowen Inc. (NASDAQ:COWN) (the “Company”) announced today that it has priced its public offering of $90 million of 7.75% senior notes due 2033 (the “Notes”). In connection with the offering, the Company has granted the underwriters an option for 30 days to purchase up to an additional $10 million in aggregate principal amount of the Notes. The Company intends to use the net proceeds of the offering for general corporate purposes, including any potential acquisitions, and repurchases, repayments or redemptions of its debt securities or other indebtedness. The closing of the offering is expected to occur on June 11, 2018, subject to certain customary conditions.

Morgan Stanley, UBS Investment Bank and Cowen are acting as joint book-running managers JMP Securities, Ladenburg Thalmann and Sandler O’Neill + Partners, L.P. are serving as co-managers for the offering.

This offering is being made only by the prospectus supplement and the accompanying base prospectus related to the offering of the Notes (collectively, the “prospectus”). The Notes will be issued pursuant to an effective shelf registration statement previously filed on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”). The preliminary prospectus has been, and the final prospectus will be, filed with the SEC and are and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus, and when available, the final prospectus may also be obtained by contacting Morgan Stanley & Co. LLC at 180 Varick Street, New York, New York 10014, Attn: Prospectus Department, or UBS Securities LLC at 1285 Avenue of the Americas, New York, New York 10019, Attn: Prospectus Department.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cowen Inc.

Cowen Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative asset management, investment banking, research, sales and trading, prime brokerage, global clearing and commission management through its two business segments: Cowen Investment Management and its affiliates make up the Company’s alternative investment segment, while Cowen and Company, a member of FINRA and SIPC, and its affiliates make up the Company’s investment bank segment. Cowen Investment Management provides alternative asset management solutions to a global client base and manages a significant portion of Cowen’s proprietary capital. Cowen and Company and its affiliates offer industry focused investment banking for growth-oriented companies, domain knowledge-driven research, a sales and trading platform for institutional investors and a comprehensive suite of prime brokerage services. Founded in 1918, the firm is headquartered in New York and has offices worldwide.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements, including without limitation, whether or not the Company will offer the Notes or consummate the offering, the anticipated terms of the Notes and the offering, and the anticipated use of the proceeds of the offering. The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in the preliminary prospectus relating to the offering of the Notes and the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2017, as updated by the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the SEC. The Annual Report on Form 10-K and Quarterly Report on Form 10-Q are available at our website at www.cowen.com and at the SEC website at www.sec.gov. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Investor Relations Contacts:

Stephen Lasota, Chief Financial Officer, (212) 845-7919

Nancy Wu, (646) 562-1259

Liolios Group, Inc.

Matt Glover, Cody Slach, Najim Mostamand, CFA, 949-574-3860

COWN@liolios.com

Media Contacts:

Cowen

Lynda Caravello

646-562-1676

lynda.caravello@cowen.com

Gagnier Communications

Dan Gagnier

646-569-5897

dg@gagnierfc.com

Source: Cowen Inc.